                                                                   EXHIBIT 10.17

                                PROMISSORY NOTE
                                ---------------


$8,200,000.00                                            Los Angeles, California
                                                                  August 2, 1994


     FOR VALUE RECEIVED, the undersigned CITADEL REALTY, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of CRAIG CORPORATION, a Delaware corporation with its principal office at 116 North Robertson Boulevard, Suite 609, Los Angeles, California 90048 ("Lender"), the principal sum of Eight Million Two Hundred Thousand Dollars ($8,200,000.00), together with interest on any and all unpaid principal remaining unpaid hereunder from the date hereof until payment in full.

          This Note shall mature on the first anniversary hereof. So long as no Material Adverse Event (as defined in the Credit Agreement dated August 2, 1994 among Maker, Lender and Citadel Holding Corporation, the "Credit Agreement") shall have occurred since the date hereof and no Default (as defined in the Credit Agreement) shall have occurred and be continuing, however, and subject to the payment of the extension fee provided for in Section 2.9 of the Credit Agreement, the Maker shall be entitled to extend the term of this Note for a period of up to six months following first anniversary of the date hereof upon written notice to Lender on or before the date 90 days prior to the first anniversary of the date hereof. The first anniversary of the date hereof, or the date of the last day of any extended term of this Note as aforesaid, is referred to herein as the "Maturity Date." The aggregate principal amount of the Note outstanding, together with interest accrued thereon, shall be due and payable in full on the Maturity Date.

          The provisions of the preceding paragraph notwithstanding, in the event of and upon the occurrence of the consummation of a Change in Control (as defined in the Credit Agreement), the unpaid principal amount of and all accrued interest on this Note shall, at the option of Maker or other holder hereof, become immediately due and payable in full without any notice or other action on the part of Lender.

          Maker agrees to pay interest on the unpaid principal amount hereunder from the date hereof until such amount shall be paid in full at a rate equal to the sum of 3% per annum plus the rate of interest per annum published from time to time in the Wall Street Journal, Western Edition, as the prime or base rate
               ------------------------------------
paid on corporate loans as quoted by at least 75% of the 30 largest banks in the United States, provided, that if the Wall Street Journal, Western Edition,
                                     ------------------------------------
ceases publishing such rate, the rate published from time to time by Bank of

America NT&SA as its reference rate (the "Prime Rate"), such interest to be computed on the basis of a 365-day year of actual-day months. Interest with respect to each Loan shall be payable in arrears on the last day of each calendar month and the Maturity Date. Each change in the Prime Rate to be effective as of the opening of business on the day such change is published.

          In the event that, and for so long as, any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, the outstanding principal amount hereof and, to the extent permitted by law, overdue interest in respect hereof, shall bear interest at a rate per annum equal to the sum of 4.5% per annum plus the Prime Rate in effect from time to time.

     This Note may be prepaid, in whole or from time to time in part, without premium or penalty. This Note also is subject to mandatory prepayment in certain circumstances as provided in the Credit Agreement.

     All principal and interest hereunder are payable in lawful money of the United States of America without setoff, counterclaim or deduction of any nature at the office of Lender at the address shown above, or at such other place as the holder hereof shall have designated to Maker in writing for such purpose.

     Maker, for itself and its legal representatives, successors and assigns, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection and the benefit of any exemption or insolvency laws, and consents that the Lender may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part of the whole of the debt evidenced hereby. Upon default in any payment hereunder or in the event of the occurrence or existence of a "Event of Default" as defined in the Credit Agreement, the entire unpaid principal amount hereof and accrued interest thereon shall, at the option of the holder hereof, become due and payable at once without notice, notice of the exercise of such acceleration being hereby expressly waived.

     This Note is subject to a Guaranty dated as of the date of this Note from Citadel Holding Corporation ("Guarantor") in favor of Lender, which Guaranty is secured by a pledge of certain shares of capital stock of Maker pursuant to a Pledge Agreement dated as of the date of this Note from Guarantor to Lender.

     If this Note is not paid in accordance with the terms hereof, Maker agrees to pay all costs and expenses of collection when incurred, including, without limitation, attorneys' fees and expenses and court costs.

     This Note is being delivered and is intended to be performed in the State of California, and shall be governed by and construed and enforced in accordance with the laws of the State of California.

     Notwithstanding any other term of this Note or any other document referred to herein, the maximum amount of interest which may be charged to or collected from any person liable hereunder shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Note or any other document referred to herein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized representative as of the date first above written.


                                 CITADEL REALTY, INC.



                                 By: /s/ STEVE WESSON
                                    ______________________________
                                    Name:  Steve Wesson
                                         -------------------------
                                    Title: President and Secretary
                                           _______________________